Exhibit 10.1

LINC LOGISTICS COMPANY

LONG-TERM INCENTIVE PLAN

Adopted by Board on August 19, 2010

Approved by Shareholders on August 19, 2010

[Termination Date: August 19, 2020]

1. PURPOSES.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards including, but not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Restricted Stock Purchase Rights, (v) Stock Appreciation Rights, (vi) Phantom Stock Units, (vii) Restricted Stock Units, (viii) Performance Share Bonuses, and (ix) Performance Share Units.

(c) General Purpose. The Company, by means of this Plan, seeks to provide incentives for the group of persons eligible to receive Stock Awards to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.

(a) “Affiliate” means generally with respect to the Company, any entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Beneficial Owner” means the definition given in Rule 13d-3 promulgated under the Exchange Act.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the occurrence of any of the following events:

(i)	The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than CenTra, Inc. and its affiliates, Manuel J. Moroun and his affiliates, Matthew T. Moroun and his affiliates, or any group in which any of the foregoing is a member), that will continue the business of the Company in the future;

(ii)	A merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, and (3) is not CenTra, Inc. or one of its affiliates, Manuel J. Moroun or one of his affiliates, Matthew T. Moroun or one of his affiliates, or any group in which any of the foregoing is a member, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation;

(iii)	Any person or group (other than CenTra, Inc. and its affiliates, Manuel J. Moroun and his affiliates, Matthew T. Moroun and his affiliates, or any group in which any of the foregoing is a member) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) and the representatives of CenTra, Inc. and its affiliates, Manuel J. Moroun and his affiliates, Matthew T. Moroun and his affiliates, or any group in which any of the foregoing is a member, individually or in the aggregate, cease to have the ability to elect a majority of the Board (for the purposes of this clause (iii), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group);

(iv)	A dissolution or liquidation of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one or more members of the Board (or other individuals who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Subsection 3(c) of the Plan.

(g) “Common Stock” means the common shares of the Company.

(h) “Company” means LINC Logistics Company, a Michigan corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services (including services which are deemed to be consulting or advisory services under applicable federal securities law) and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are compensated by the Company solely for their services as Directors.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave.

(k) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Stock Awards, unless otherwise defined in the applicable Stock Award agreement, “Disability” means physical or mental incapacitation such that for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, a person is unable to substantially perform his or her duties. Any question as to the existence of that person’s physical or mental incapacitation as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) who shall make such determination in writing. The determination of Disability made in writing to the Company and the person shall be final and conclusive for all purposes of the Stock Awards.

(n) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or traded on the NASDAQ Stock Market, the Fair Market Value of a share of Common Stock shall be the last or closing selling price of the Common Stock as reported on such date on the Composite Tape of the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted on a national securities exchange, the last or closing selling price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or if no sale of Common Stock shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Common Stock have been so reported or quoted shall be used.

(ii)	In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(iii)	Notwithstanding the foregoing, if awards are issued in connection with a public offering of stock, then the Fair Market Value shall be deemed to be the public offering price.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Listing Date” means the date on which the initial registration of the Company’s Common Stock under the Securities Act becomes effective.

(s) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(w) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(x) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(y) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(z) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(aa) “Performance Share Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Subsection 7(f) of the Plan.

(bb) “Performance Share Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests, with the further right to elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of performance share units. These Performance Share Units are subject to the provisions of Subsection 7(g).

(cc) “Phantom Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock, subject to the provisions of Subsection 7(d) of the Plan.

(dd) “Plan” means this LINC Logistics Company Long-Term Incentive Plan.

(ee) “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Subsection 7(a) of the Plan.

(ff) “Restricted Stock Purchase Right,” means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Subsection 7(b) of the Plan.

(gg) “Restricted Stock Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of restricted stock. These Restricted Stock Units are subject to the provisions of Subsection 7(e).

(hh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule l6b-3, as in effect from time to time.

(ii) “Securities Act” means the Securities Act of 1933, as amended.

(jj) “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right.

(kk) “Stock Award” means any Option, Restricted Stock Bonus, Restricted Stock Purchase Right, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award. These Awards may include, but are not limited to those listed in Subsection 1(b).

(ll) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Subsection 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)	To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)	To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)	To amend the Plan or a Stock Award as provided in Section 13 of the Plan.

(iv)	Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(v)	To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

(c)	Delegation to Committee.

(i)	General. The Board may delegate administration of the Plan to a Committee or Committees of one or more individuals, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)	Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (a) not then subject to Section 16 of the Exchange Act or (b) receiving a Stock Award as to which the Board or the Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award.

Note 1: For instance, the Board or Committee may instead elect to comply with Rule 16b-3 by having the Board approve the Stock Award, by having the Company’s shareholders approve or ratify the Stock Award, or designing the Stock Award so that the Common Stock must be held by the Participant for a period of at least six (6) months (in the case of the grant of a Option or SAR, at least six (6) months must elapse from the date of grant until the date of disposition of either (x) the Option or SAR, as applicable, or (y) the underlying Common Stock)).

Note 2: Under NASDAQ Listing Rule 5605(d) in effect as of the Listing Date, the grant of a Stock Award to the Company’s chief executive officer and other executive officers must under virtually all circumstances must be either made by or recommended to the Board by either a majority of the independent directors or by a compensation committee comprised entirely of independent directors, unless the Company is a “Controlled Company” as defined in NASDAQ Listing Rule 5615(c). Under NASDAQ Listing Rule 5605(a) in effect as of the Listing Date, an independent director is a person other than an officer or employee of the Company or any of its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the independent exercise of judgment in carrying out the responsibilities of a director, which shall include certain categories of individuals listed in Rule 5605(a).

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 12 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed                              (        ) shares.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason (i) expire or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. To the extent that a Stock Appreciation Right or Phantom Stock Unit granted under the Plan is redeemed by payment in cash rather than shares of Common Stock, the shares of Common Stock subject to the redeemed portion of the Stock Appreciation Right shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants, which shall include individual independent sales agents who provide services primarily to the Company and its Affiliates.

(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 12 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than One Hundred Thousand (100,000) shares of Common Stock during any fiscal year.

(d) Consultants.

(i)	A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii)	Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority owned subsidiaries; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of the Options shall materially comply with each of the following provisions:

(a) Term. Subject to the provisions of Subsection 5(b) of the Plan regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Subsection 5(b) of the Plan regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or equivalent at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder, including use of a promissory note (except for executive officers and Directors of the Company to the extent such loans and similar arrangements are prohibited under Section 402 of the Sarbanes-Oxley Act of 2002), (3) pursuant to a “same day sale” program, or (4) by some combination of the foregoing. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the market rate of interest and contain such other terms and conditions necessary to avoid a charge to earnings for financial accounting purposes as a result of the use of such deferred payment arrangement.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board. The vesting provisions of individual Options may vary. The provisions of this Subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service.

(i)	In the event an Optionholder’s Continuous Service shall be terminated by the Company without cause, the unvested portion of the Option shall vest immediately and the Optionholder may exercise his or her Option as follows:

(A)	For Incentive Stock Options, only within such period of time ending on the earlier of (1) the date ninety (90) days following the termination of the Optionholder’s Continuous Service, or (2) the expiration of the term of the Option as set forth in the Option Agreement, and

(B)	For Nonstatutory Stock Options, only within such period of time ending on the earlier of (1) the date specified in the Option Agreement, or (2) the expiration of the term of the Option as set forth in the Option Agreement.

(ii)	In the event an Optionholder’s Continuous Service shall be terminated by the Company for cause or by the Employee for any reason other than his or her death or Disability, the unvested portion of this Option shall be forfeited immediately. The Optionholder may exercise the vested portion of his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) as follows:

(A)	For Incentive Stock Options, only within such period of time ending on the earlier of (1) the date ninety (90) days following the termination of the Optionholder’s Continuous Service, or (2) the expiration of the term of the Option as set forth in the Option Agreement, and

(B)	For Nonstatutory Stock Options, only within such period of time ending on the earlier of (1) the date specified in the Option Agreement, or (2) the expiration of the term of the Option as set forth in the Option Agreement.

(iii)	If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. Nothing in this Section 6(h) shall restrict the Board from amending an Incentive Stock Option in order to cause it to be treated as a Nonstatutory Stock Option.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the unvested portion of the Option shall vest immediately and the Optionholder may exercise his or her Option as follows: (i) for Incentive Stock Options, only within such period of time ending on the earlier of (A) the date twelve (12) months following such termination or (B) the expiration of the term of the Option as set forth in the Option Agreement; and (ii) for Nonstatutory Stock Options, only within such period of time ending on the earlier of (A) the date specified in the Option Agreement, or (B) the expiration of the term as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate. Nothing in this Section 6(j) shall restrict the Board from amending an Incentive Stock Option in order to cause it to be treated as a Nonstatutory Stock Option.

(k) Death of Optionholder.

(i)	In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, the unvested portion of the Option shall vest immediately and the Option may be exercised by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Subsection 6(e) or 6(f) of the Plan as follows:

(A)	For Incentive Stock Options, only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement, and

(B)	For Nonstatutory Stock Options, only within the period ending on the earlier of (1) the date specified in the Option Agreement, or (2) the expiration of the term of such Option as set forth in the Option Agreement.

(ii)	In the event an Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent, and within the time period specified in the Option Agreement in which, the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Subsection 6(e) or 6(f) of the Plan.

(iii)	If, after death, the Option is not exercised within the time specified herein, the Option shall terminate. Nothing in this Section 6(k) shall restrict the Board from amending an Incentive Stock Option in order to cause it to be treated as a Nonstatutory Stock Option.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Bonus Awards. Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, but such terms and conditions shall materially comply with each of the following provisions:

(i)	Consideration. A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii)	Vesting. Vesting shall generally be based on the Participant’s Continuous Service in accordance with a vesting schedule to be determined by the Board. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to forfeiture by the Participant and reacquisition by the Company in accordance with the Restricted Stock Bonus agreement.

(iii)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested and do not vest as of the date of termination under the terms of the Restricted Stock Bonus agreement.

(iv)	Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Bonus agreement shall be transferable by the Participant only to such extent and upon such terms and conditions as set forth in the Restricted Stock Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement.

(b) Restricted Stock Purchase Rights. Each Restricted Stock Purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Purchase agreements may change from time to time, but such terms and conditions shall materially comply with each of the following provisions:

(i)	Purchase Price. The purchase price under each Restricted Stock Purchase agreement shall be such amount as the Board shall determine and designate in such Restricted Stock Purchase agreement. The purchase price shall not be less than eighty five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii)	Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase agreement shall be paid either: (A) in cash or by check at the time of purchase; (B) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant, including use of a promissory note; or (C) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii)	Vesting. The Committee shall determine the criteria under which shares of Common Stock under the Restricted Stock Purchase agreement may vest; the criteria may or may not include performance criteria or Continuous Service. Shares of Common Stock acquired under the Restricted Stock Purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase any or all of the shares of Common Stock held by the Participant which have not vested and do not vest as of the date of termination under the terms of the Restricted Stock Purchase agreement.

(v)	Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Purchase agreement shall be transferable by the Participant only to such extent and upon such terms and conditions as set forth in the Restricted Stock Purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Purchase agreement remains subject to the terms of the Restricted Stock Purchase agreement.

(c) Stock Appreciation Rights. Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (i) stand-alone SARs and (ii) stapled SARs.

(i)	Stand-Alone SARs. The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(A)	The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Board may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (1) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (2) the aggregate base price in effect for those shares.

(B)	The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per share be less than eighty five percent (85%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(C)	The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(ii)	Stapled SARs. The following terms and conditions shall govern the grant and redemption of stapled SARs:

(A)	Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(B)	Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (1) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (2) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (3) a combination of (1) and (2).

(C)	The distribution to which the holder of stapled SARs shall become entitled under this Section 7 upon the redemption of stapled SARs as described in Section 7(c)(ii)(B) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(d) Phantom Stock Units. The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i)	Phantom Stock Unit awards shall be redeemable by the Participant to the Company upon such terms and conditions as the Board may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement.

(ii)	The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(e) Restricted Stock Units. The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

(i)

A Restricted Stock Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests. Participants may elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of restricted stock. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed at the time of grant in a manner determined by the Board. When the Participant vests in such restricted stock, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of

Common Stock for which delivery is deferred. Restricted Stock Units shall be paid by delivery of shares of Common Stock in accordance with the timing and manner of payment elected by the Participant on his/her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

(ii)	Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, but such terms and conditions shall materially comply with each of the following provisions:

(A)	Consideration. A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(B)	Vesting. Vesting shall generally be based on the Participant’s Continuous Service in accordance with a vesting schedule to be determined by the Board. Shares of Common Stock awarded under the Restricted Stock Unit agreement shall be subject to forfeiture by the Participant and reacquisition by the Company in accordance with the Restricted Stock Unit agreement.

(C)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested and do not vest as of the date of termination under the terms of the Restricted Stock Unit agreement.

(D)	Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only to such extent and upon such terms and conditions as set forth in the Restricted Stock Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

(f) Performance Share Bonus Awards. Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Bonus agreements may change from time to time, but such terms and conditions shall materially comply with each of the following provisions:

(i)	Consideration. A Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii)	Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, and in accordance with a vesting schedule as determined by the Board. Failure to meet performance criteria shall cause shares of Common Stock awarded under the Performance Share Bonus agreement to be subject to forfeiture by the Participant and reacquisition by the Company in accordance with the Performance Share Bonus agreement.

(iii)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested and do not vest as of the date of termination under the terms of the Performance Share Bonus agreement.

(iv)	Transferability. Rights to acquire shares of Common Stock under the Performance Share Bonus agreement shall be transferable by the Participant only to such extent and upon such terms and conditions as set forth in the Performance Share Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

(g) Performance Share Units. The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

(i)	A Performance Share Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests. Participants may elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of performance shares. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such performance shares in a manner determined by the Board. When the Participant vests in such performance shares, the Participant will be credited with a number of Performance Share Units equal to the number of shares of Common Stock for which delivery is deferred. Performance Share Units shall be paid by delivery of shares of Common Stock in accordance with the timing and manner of payment elected by the Participant on his/her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Unit.

(ii)	Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Unit agreements may change from time to time, but such terms and conditions shall materially comply with each of the following provisions:

(A)	Consideration. A Performance Share Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Performance Share Units with cash or other consideration permissible by law.

(B)	Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, and in accordance with a vesting schedule as determined by the Board. Failure to meet performance criteria shall cause shares of Common Stock awarded under the Performance Share Unit agreement to be subject to forfeiture by the Participant and reacquisition by the Company in accordance with the Performance Share Unit agreement.

(C)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested and do not vest as of the date of termination under the terms of the Performance Share Unit agreement.

(D)	Transferability. Rights to acquire shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only to such extent and upon such terms and conditions as set forth in the Performance Share Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

8. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. CANCELLATION AND RE-GRANT OF OPTIONS.

(a) Upon obtaining any approval of the shareholders of the Company required by applicable law or the listing requirements of the NASDAQ Stock Market or any other securities exchange on which the Common Stock may then be traded, the Board shall have the authority to effect (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected Optionholders, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different number of shares of Common Stock, but having an exercise price per share not less than eighty five percent (85%) of the Fair Market Value (one hundred percent (100%) of Fair Market Value in the case of an Incentive Stock Option or, in the case of a 10% shareholder (as described in Subsection 5(b) of the Plan), not less than one hundred ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(a) of the Code applies.

(b) Shares subject to an Option canceled under this Section 10 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Subsection 5(c) of the Plan as provided under Section 162(m) of the Code and the regulations promulgated thereunder. The repricing of an Option under this Section 10, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to Subsection 5(c) of the Plan. The provisions of this Subsection 10(b) shall be applicable only to the extent required by Section 162(m) of the Code.

11. MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board, (or Committee, if so authorized by the Board) shall have the power to accelerate exercisability and/or vesting when it deems fit, such as upon a Change of Control. The Board or Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state in which the Company is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition of, vesting, distribution, or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Subsection 4(a) above and the maximum number of securities subject to award to any person pursuant to Subsection 5(c) above, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of the securities subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Adjustments Upon a Change of Control.

(i)

In the event of a Change of Control as defined in 2(d)(i) through 2(d)(iii), such as an asset sale, merger, or change in ownership of voting power, then any surviving entity or acquiring entity shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such Stock Award, (2) continue the Stock Awards, or (3) notify Participants holding an Option, Stock Appreciation Right, Phantom Stock Unit or similar award that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Board or Committee shall not be obligated to treat all Stock Awards, even those which are of the same type, in the same manner under this Section 12(b).

(ii)	In the event of a Change of Control as defined in 2(d)(iv), such as a dissolution of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

13. AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, NASDAQ or other securities exchange listing requirements, or other applicable law or regulation.

(b) Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Material Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Material Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15. EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon adoption by the Board, but no Option or Stock Appreciation Right shall be exercised or redeemed (or, in the case of any other form of Stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16. CHOICE OF LAW.

The law of the State of Michigan shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules

EXHIBIT A

LINC LOGISTICS COMPANY

NONSTATUTORY STOCK OPTION AGREEMENT

LONG-TERM INCENTIVE PLAN

THIS NONSTATUTORY STOCK OPTION AGREEMENT (the “Option” or the “Agreement”) is made on             , 20     (“Effective Date”), by and between LINC LOGISTICS COMPANY, a Michigan corporation (the “Company”), and                      (the “Optionholder”).

The Company, pursuant to the terms of the LINC Logistics Company Long-Term Incentive Plan adopted by the Company’s Board of Directors on August 19, 2010 (the “Plan”), hereby grants an option of      shares of common stock of the Company, no par value (“Common Stock”) to the Optionholder at the price and in all respects subject to the terms, definitions and provisions of this Agreement.

1. Option Price. The Option price for each share shall be the initial public offering price per share of the Common Stock as determined by the Company and the underwriters.

2. Exercise and Option. This Option shall be exercisable at any time and from time to time pursuant to the exercise schedule and in accordance with the terms of this Agreement as follows:

(a) Exercise Schedule. This Option shall become exercisable in installments as indicated below:

Percentage of shares available to be exercised	Cumulative percentage of shares available to be exercised	Exercise Date
20%	20%	Immediately
20%	40%	1st anniversary of Effective Date
20%	60%	2nd anniversary of Effective Date
20%	80%	3rd anniversary of Effective Date
20%	100%	4th anniversary of Effective Date

(b) Method of Exercise. This Option shall be exercisable by a written notice, which shall:

(i) state the election to exercise the Option, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

(ii) contain such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be satisfactory to the Company’s counsel;

(iii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionholder, be accompanied by proof, satisfactory to the Company’s counsel, of the right of such person or persons to exercise the Option.

(iv) be accompanied by payment to the Company of the full Option price for the shares with respect to which the Option is exercised. The option price shall be paid in the following manner:

(A) full payment in cash or equivalent;

(B) full payment in shares of Common Stock, which shall have been held for more than six (6) months, having a fair market value on the exercise date equal to the option price; or

(C) any combination of subclauses “(A)” and “(B)”, equal to the aggregate of the option price.

(c) Securities Exemption. The Company shall not be required to issue or deliver any certificates for shares of Common Stock purchased upon the exercise of an option (i) prior to the completion of any registration or other qualification of such shares under any state or federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable, or (ii) prior to receiving an opinion of counsel satisfactory to the Company that the sale or issuance of such shares is exempt from these registration or qualification requirements.

(d) Restrictions on Exercise. As a condition to the exercise of this Option, the Company may require the person exercising the Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

(e) Termination, Death or Disability.

(i) In the event the Continuous Service of the Optionholder shall be terminated by the Company without cause, this Option will vest immediately and may be exercised at any time within ninety (90) days after such termination of Continuous Service.

(ii) In the event the Continuous Service of the Optionholder shall be terminated by the Company for cause, the unvested portion of this Option shall be forfeited immediately. The vested portion of the Option may be exercised at any time within ninety (90) days after such termination of Continuous Service.

(iii) In the event the Continuous Service of the Optionholder shall be terminated by the Employee for any reason other than death or Disability, the unvested portion of the Option shall be forfeited immediately. The vested portion may be exercised at any time within ninety (90) days of such termination of Continuous Service.

(iv) In the event the Continuous Service of the Optionholder shall be terminated due to Disability, this Option shall vest immediately and may be exercised at any time within twelve (12) months after such Disability, but in no case later than the date on which the Option would otherwise terminate.

(v) If Optionholder shall die while employed by the Company, this Option shall vest immediately and become immediately exercisable by the Optionholder’s estate, by the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance, or by the person designated by the Optionholder to exercise the Option upon the Optionholder’s death. Such exercise may occur at any time within twelve (12) months after the date of the Optionholder’s death or such other period as the Committee may at any time provide, but in no case later than the date on which the Option would otherwise terminate.

(vi) This Option shall terminate the day before the 10th anniversary of this Agreement, unless otherwise noted.

3. Non Transferability of Option. This Option may not be assigned or transferred other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionholder only by him or her.

4. Stock Subject to the Option. In addition to the restrictions set forth above, the Company and the Optionholder agree that the Common Stock of the Company acquired pursuant to this Agreement shall not be sold or transferred for 180 days after issuance and shall be subject to the other restrictions set forth in the Plan and subject to the restriction as set out in Paragraph 5 of this Agreement.

5. Right of First Refusal. The Optionholder shall not sell or transfer the Option shares without first providing to the Company a notice of intent to sale (the “Notice”) at least five (5) days prior to the intended sale date. After the Notice, the Company shall have until the close of business on the fourth business day after the Notice to agree to purchase the shares intended for sale. If the Company exercises its right to purchase the shares, the purchase shall be on the fifth day after the Notice and the purchase price shall be the fair market value of the Common Stock on that day. If the Company does not exercise its right, then the Optionholder shall have ten (10) business days thereafter to sell the shares.

6. Adjustments Upon Changes in Capitalization. The number of shares of Common Stock subject to this Agreement shall be proportionately adjusted for any change in the stock structure of the Company because of share dividends, recapitalization, reorganizations, mergers or other restructuring.

7. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Optionholder at the address appearing in the personnel records of the Company for the Optionholder or to either part at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

8. Sale or Merger. The Option shall vest immediately upon the sale or merger of the Company whereby the Company is not the surviving entity. The Option shall be exercisable to the extent Optionholder was entitled to do so at the time of sale or merger.

9. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and heirs of the respective parties. All obligations imposed upon the Optionholder and all rights granted to the Company under this Agreement shall be binding upon Optionholder’s heirs, legal representatives, and successors. This Agreement shall be the sole and exclusive source of any and all rights which the Optionholder, his heirs, legal representatives or successors may have in respect to the Plan or any options or Common Stock granted or issued hereunder, whether to himself or to any other person.

10. Plan Amendments. This Agreement shall be subject to the terms of the Plan as amended except that this Agreement may not in any way be restricted or limited by any Plan amendment or termination approved after the date of this Agreement without the Optionholder’s written consent.

11. Terms. Any terms used in this Agreement that are not otherwise defined shall have the meanings ascribed to them in the Plan.

12. Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Optionholder have caused this Agreement to be executed as of the day, month and year first above written.

LINC LOGISTICS COMPANY

By:
H.E. Wolfe, President and Chief Executive Officer

By:
[Name of Optionholder]

EXHIBIT B

Name of Grantee:

Grant Date:

Number of Shares:

LINC LOGISTICS COMPANY

LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK BONUS AWARD

NOTIFICATION OF AWARD AND TERMS AND CONDITIONS OF AWARD

THIS RESTRICTED STOCK BONUS AWARD AGREEMENT (the “Agreement”) contains the terms and conditions of the restricted stock bonus award granted to you by LINC Logistics Company, a Michigan corporation (the “Company”) under LINC Logistic Company’s Long-Term Incentive Plan.

1. Grant of Restricted Stock. The Company has granted to you, effective on the Grant Date (shown above), the right to receive the number of shares shown above of the common stock of the Company, no par value per share (“Shares”) on the Vesting Date (as defined below). Before the Shares are vested, they are referred to in this Agreement as “Restricted Stock.”

2. Stock Incentive Plan Governs. The award and this Agreement are subject to the terms and conditions of the LINC Logistic Company’s Long-Term Incentive Plan, as amended from time to time (the “Plan”). The Plan is incorporated into this Agreement by reference and all capitalized terms used in this Agreement have the meaning as set forth in the Plan, unless this Agreement specifies a different meaning. By signing this Agreement, you accept this award, acknowledge receipt of a copy of the Plan and the prospectus covering the Plan and acknowledge that the award is subject to all the terms and provisions of the Plan and this Agreement. You further agree to accept as binding, conclusive and final all decisions and interpretations by the Committee of the Plan upon any questions arising under the Plan.

3. Payment. The Restricted Stock is granted without requirement of payment.

4. Stockholder Rights. Your Restricted Stock will be held for you by the Company or by a designated transfer agent until the applicable Vesting Date. You shall have all the rights of a stockholder with respect to shares of Restricted Stock that have vested. With respect to your unvested Restricted Stock:

(a) You shall not have the right to vote such shares at any meeting of stockholders of the Company; and

(b) You shall not have the right to receive any dividends paid in cash or otherwise with respect to such shares; and

5. Vesting of Restricted Stock.

(a) Vesting. Your Restricted Stock will vest as follows, provided you have not incurred a Forfeiture Condition described below:

Percentage of shares vesting	Cumulative percentage vested	Vesting Date
20%	20%	Immediately
20%	40%	1st anniversary of Grant Date
20%	60%	2nd anniversary of Grant Date
20%	80%	3rd anniversary of Grant Date
20%	100%	4th anniversary of Grant Date

(b) Forfeiture Conditions. Subject to Paragraph 5(c) below, the shares of your Restricted Stock that would otherwise vest on a Vesting Date will not vest and shall be forfeited if, after the Grant Date and prior to the Vesting Date, your Continuous Service as an Employee terminates or after the Grant Date and on or prior to the Vesting Date:

(i) you (A) have become or (B) are discussing or negotiating the possibility of becoming, or (C) are considering an offer to become, or have accepted an offer or entered into an agreement to become an employee, officer, director, partner, manager, consultant to, or agent of, or otherwise becoming affiliated with, any entity competing or seeking to compete with the Company or an Affiliate; or

(ii) you are subject to an administrative suspension, unless you are reinstated as an Employee in good standing at the end of the administrative suspension period, in which case the applicable number of shares of Restricted Stock would vest as of the date of such reinstatement.

(c) Accelerated Vesting; Vesting Notwithstanding Termination. Your Restricted Stock will vest earlier than described in Paragraph 5(a), and such earlier vesting date shall also be considered a “Vesting Date,” under the following circumstances:

(i) If your Continuous Service as an Employee is terminated by your Disability, your Restricted Stock shall immediately become fully vested.

(ii) If you Retire (as defined below), your Restricted Stock shall immediately become fully vested. “Retire” means that you cease to be a full-time Employee (other than for Cause) upon or after reaching age 65.

(iii) If your Continuous Service as an Employee is terminated by your death, your Restricted Stock shall immediately become fully vested.

(iv) If your Continuous Service as an Employee is terminated without cause, your Restricted Stock shall immediately become fully vested.

(v) The Committee may, in its discretion, at any time accelerate the vesting of your Restricted Stock on such terms and conditions as it deems appropriate.

(d) Mandatory Deferral of Vesting. If the vesting of Restricted Stock in any year could, in the Committee’s opinion, when considered with your other compensation, result in the Company’s inability to deduct the value of your Shares because of the limitation on deductible compensation under Internal Revenue Code Section 162(m), then the Company in its sole discretion may defer the Vesting Date applicable to your Restricted Stock (but only to the extent that, in the Committee’s judgment, the value of your Restricted Stock would not be deductible) until six months following the termination of your Employee status.

6. Forfeiture of Restricted Stock. If you suffer a forfeiture condition (i.e., if your Continuous Service as an Employee is terminated prior to the Vesting Date and the vesting is not accelerated under Paragraph 5(c), you will immediately forfeit your Restricted Stock, and all of your rights to and interest in the Restricted Stock shall terminate upon forfeiture without payment of consideration. Forfeited Restricted Stock shall be reconveyed to the Company.

7. Taxes and Tax Withholding.

(a) Upon the vesting of your Restricted Stock, you will have income in the amount of the value of the Shares that become vested on the Vesting Date, and you must pay income tax on that income.

(b) You agree to consult with any tax consultants you think advisable in connection with your Restricted Stock and acknowledge that you are not relying, and will not rely, on the Company for any tax advice. Please see Section 9(f) regarding Section 83(b) elections.

(c) Whenever any Restricted Stock becomes vested under the terms of this Agreement, you must remit, on or prior to the due date thereof, the minimum amount necessary to satisfy all of the federal, state and local withholding (including FICA) tax requirements imposed on the Company (or the Affiliate that employs you) relating to your Shares. The Committee may require you to satisfy these minimum withholding tax obligations by any (or a combination) of the following means: (i) a cash, check, or wire transfer; (ii) authorizing the Company to withhold from the Shares otherwise deliverable to you as a result of the vesting of the Restricted Stock, a number of Shares having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding obligation; or (iii) in unencumbered shares of the Company common stock, which have been held for at least six months.

8. Restricted Stock Not Transferable. Neither Restricted Stock, nor your interest in the Restricted Stock, may be sold, conveyed, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to vesting applicable to any award of Restricted Stock issued in your name. Any attempted action in violation of this paragraph shall be null, void, and without effect.

9. Right of First Refusal. The Grantee shall not sell or transfer the Shares without first providing to the Company a notice of intent to sale (the “Notice”) at least five (5) days prior to the intended sale date. After the Notice, the Company shall have until the close of business on the fourth business day after the Notice to agree to purchase the shares intended for sale. If the Company exercises its right to purchase the shares, the purchase shall be on the fifth day after the Notice and the price shall be the fair market value of the Common Stock on that day. If the Company does not exercise its right, then the Grantee shall have ten (10) business days thereafter to sell the shares.

10. Other Provisions.

(a) The value of the Shares under this Agreement will not be taken into account in computing the amount of your salary or other compensation for purposes of determining any pension, retirement, death or other benefit under any employee benefit plan of the Company or any Affiliate, except to the extent such plan or another agreement between you and the Company specifically provides otherwise.

(b) The Company may, without liability for its good faith actions, place legend restrictions upon the Restricted Stock or unrestricted Shares obtained upon vesting of the Restricted Stock and issue “stop transfer” instructions requiring compliance with applicable securities laws and the terms of the Restricted Stock.

(c) Determinations regarding this Agreement (including, but not limited to whether an event has occurred resulting in the forfeiture of or vesting of Restricted Stock) shall be made by the Committee in accordance with this Agreement, and all determinations of the Committee shall be final and conclusive and binding on all persons.

(d) Neither this Agreement nor the Plan creates any contract of employment, and nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate your employment or service at any time, nor confer upon you the right to continue in the employ of the Company and/or Affiliate. Nothing in this Agreement or the Plan creates any fiduciary or other duty to you owed by the Company, any Affiliate, or any member of the Committee except as expressly stated in this Agreement or the Plan.

(e) The Company reserves the right to amend the Plan at any time. The Committee reserves the right to amend this Agreement at any time.

(f) By accepting this award, you agree to provide any information reasonably requested from time to time.

(g) This Agreement shall be construed under the laws of the State of Michigan.

(h) Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Grantee at the address appearing in the personnel records of the Company for the Grantee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

(i) This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

Grantee:

I acknowledge having received, read and understood the Plan and this Agreement. I accept the terms and conditions of my Restricted Stock award as set forth in this Agreement, subject to the terms and conditions of the Plan

Signature of Grantee

Name (please print):

Agreed to and accepted this      day of             , 20    .